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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

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               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                              MEDIAONE GROUP, INC.

             (Exact Name of Registrant as Specified in its Charter)

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
             DELAWARE                           84-0926774
    (State of Incorporation or       (I.R.S. Employer Identification
           Organization)                           No.)

     188 INVERNESS DRIVE WEST                     80112
        ENGLEWOOD, COLORADO                     (Zip Code)
 (Address and Telephone Number of
   Principal Executive Offices)
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
          TITLE OF EACH CLASS               NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED               EACH CLASS IS TO BE REGISTERED
----------------------------------------  -----------------------------------
      Premium Income Exchangeable            New York Stock Exchange, Inc.
   Securities of MediaOne Group, Inc.
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    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. /X/

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and pursuant to General Instruction A(d), check the following box. / /

    Securities Act registration statement file number to which this form relates:

                        ___333-57187___  (if applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                   ___None___
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    For a full description of the Premium Income Exchangeable Securities ("PIES") of MediaOne Group, Inc. ("MediaOne Group") reference is made to (i) the information contained under the caption "Description of Debt Securities" in the prospectus (the "Prospectus") dated July 22, 1998, which forms part of the Registration Statement on Form S-3 and Amendment No. 1 thereto (File No. 333-57187), filed by MediaOne Group with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which Registration Statement was declared effective on July 10, 1998 (the "Registration Statement") and (ii) the information contained under the caption "Description of the PIES" in the Prospectus Supplement (the "Prospectus Supplement") to the Prospectus covering the PIES, filed with the Securities and Exchange Commission on July 31, 1998 under 424(b)(2). The information contained in the Prospectus Supplement, the Prospectus and the Registration Statement are incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
  EXHIBIT
  NUMBER                                                        DESCRIPTION
-----------             -------------------------------------------------------------------------------------------
    2-A             --  Form of Indenture between MediaOne Group, Inc. and The First National Bank of Chicago, as
                        Trustee (incorporated by reference to Exhibit 4.A to MediaOne Group's Registration
                        Statement No. 33-62451).

    2-B             --  Form of Supplemental Indenture between MediaOne Group, Inc. and The First National Bank of
                        Chicago, as Trustee (incorporated by reference to Exhibit 4.B to MediaOne Group's
                        Registration Statement No. 33-62451).

    2-C             --  Form of Third Supplemental Indenture between MediaOne Group, Inc. and The First National
                        Bank of Chicago, as Trustee (incorporated herein by reference to Exhibit 4-A to MediaOne
                        Group's Current Report on Form 8-K, dated July 31, 1998, File No. 1-8611).

    2-D             --  Form of PIES (incorporated herein by reference to Exhibit 4-B to MediaOne Group's Current
                        Report on Form 8-K, dated July 31, 1998, File No. 1-8611).
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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 31, 1998

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
                                MediaOne Group, Inc.

                                By:  /s/ STEPHEN E. BRILZ
                                     -----------------------------------------
                                     Name: Stephen E. Brilz
                                     Title: Assistant Secretary
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